UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
December 11, 2009
(Date of earliest event reported)

Potash Corporation of Saskatchewan Inc.
(Exact name of registrant as specified in its charter)

Canada (State or other jurisdiction of incorporation)	1-10351 (Commission File Number)	Not Applicable (IRS Employer Identification No.)
Suite 500, 122 – 1st Avenue South
Saskatoon, Saskatchewan, Canada S7K 7G3
(Address of principal executive offices, including zip code)
(306) 933-8500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On December 11, 2009, Potash Corporation of Saskatchewan Inc. (“PotashCorp”) entered into a $2.5 billion revolving term credit facility (the “Credit Facility”) with the lenders named therein and The Bank of Nova Scotia, as agent. The Credit Facility will mature on December 11, 2012 and replaces PotashCorp’s amended and restated credit agreement, dated as of January 21, 2009 (as amended, the “Prior Credit Facility”). The Prior Credit Facility was scheduled to mature on May 28, 2010 and provided for total borrowings of $1.85 billion. Other than the amount of available borrowings and the maturity date, the Credit Facility contains terms and conditions that are substantially similar to the Prior Credit Facility.
     The Credit Facility contains customary representations and warranties and covenants. Principal covenants under the Credit Facility require a debt-to-capital ratio of less than or equal to 0.60 to 1, a long-term debt-to-EBITDA ratio of less than or equal to 3.5 to 1, tangible net worth greater than or equal to $1.25 billion and debt of subsidiaries not to exceed $650.0 million. The Credit Facility also contains customary events of default, including, but not limited to, the failure to pay amounts due under the Credit Facility, insolvency or bankruptcy, materially incorrect representations or warranties, the failure to perform certain covenants and the non-payment of other debt in excess of Cdn $40.0 million. If an event of default occurs, then, to the extent permitted in the Credit Facility, the entire principal amount of all borrowings under the Credit Facility and accrued and unpaid interest thereon may be declared to be due and payable.
     The foregoing description is qualified in its entirety by reference to the Credit Facility, which is filed hereto as Exhibit 4(a) and incorporated herein by reference.
     PotashCorp plans to use the proceeds from the Credit Facility for working capital and other general corporate purposes.
     Some of the lenders under the Credit Facility have in the past performed, and may in the future perform, investment banking, financial advisory, lending or commercial banking services, or other services for PotashCorp and its subsidiaries, for which they have received, and may in the future receive, customary fees.

Item 1.02	Termination of a Material Definitive Agreement.
     The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

Exhibit Number		Exhibit Description

4	(a)	Revolving Term Credit Facility, dated December 11, 2009, between the registrant, as borrower, and the lenders named therein and The Bank of Nova Scotia, as agent.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

POTASH CORPORATION OF SASKATCHEWAN INC.
By:	/s/ Joseph Podwika
	Name:	Joseph Podwika
	Title:	Senior Vice President, General Counsel and Secretary

Dated: December 14, 2009

Index to Exhibits

Exhibit Number		Exhibit Description

4	(a)	Revolving Term Credit Facility, dated December 11, 2009, between the registrant, as borrower, and the lenders named therein and The Bank of Nova Scotia, as agent.